UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 22, 2007

Allstate Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)	Number)

3100 Sanders Road, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.           Results of Operations and Financial Condition.

The registrant furnishes below its Condensed Consolidated Statements of Operations for the three-month and nine-month periods ended September 30, 2007 and 2006 and Condensed Consolidated Statements of Financial Position as of September 30, 2007 and December 31, 2006, prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and certain non-GAAP and operating measures:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	Est. 2007	2006	Est. 2007	2006

Revenues
Premiums	$104	$129	$381	$392
Contract charges	236	218	694	780
Net investment income	1,062	1,035	3,145	3,026
Realized capital gains and losses	(128)	(30)	(2)	(137)
	1,274	1,352	4,218	4,061

Costs and expenses
Contract benefits	315	336	1,020	989
Interest credited to contractholder funds	672	651	1,967	1,889
Amortization of deferred policy acquisition costs	129	106	410	387
Operating costs and expenses	84	82	244	283
Restructuring and related charges	—	5	(1)	23
	1,200	1,180	3,640	3,571

Gain (loss) on disposition of operations	6	3	9	(85)

Income from operations before income tax expense	80	175	587	405
Income tax expense	24	53	195	131

Net income	$56	$122	$392	$274

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	December 31,
($ in millions, except par value data)	2007 (Est.)	2006

Assets
Investments
Fixed income securities, at fair value (amortized cost $61,099 and $60,851)	$61,658	$62,439
Mortgage loans	9,543	8,690
Equity securities	967	533
Short-term	748	805
Policy loans	765	752
Other	890	941

Total investments	74,571	74,160

Cash	132	273
Deferred policy acquisition costs	3,793	3,485
Reinsurance recoverables, net	3,399	3,392
Accrued investment income	720	689
Other assets	671	585
Separate Accounts	15,863	16,174

Total assets	$99,149	$98,758

Liabilities
Contractholder funds	$61,317	$60,565
Reserve for life-contingent contract benefits	12,296	12,204
Unearned premiums	32	34
Payable to affiliates, net	115	84
Other liabilities and accrued expenses	3,664	3,235
Deferred income taxes	154	258
Note payable to parent	—	500
Long-term debt	200	206
Separate Accounts	15,863	16,174

Total liabilities	93,641	93,260

Shareholder’s Equity
Redeemable preferred stock – series A, $100 par value, 1,500,000 shares authorized, none and 49,230 shares issued and outstanding	—	5
Redeemable preferred stock – series B, $100 par value, 1,500,000 shares authorized, none issued	—	—
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	1,108	1,108
Retained income	4,354	4,055
Accumulated other comprehensive income:
Unrealized net capital gains and losses	41	325

Total accumulated other comprehensive income	41	325

Total shareholder’s equity	5,508	5,498

Total liabilities and shareholder’s equity	$99,149	$98,758

Definitions of Non-GAAP and Operating Financial Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP financial measures. Our methods of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Operating income is net income, excluding:

•                  realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in operating income,

•                  amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent that they resulted from the recognition of certain realized capital gains and losses,

•                  gain (loss) on disposition of operations, after-tax, and

•                  adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net income is the GAAP measure that is most directly comparable to operating income.

We use operating income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the Company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, gain (loss) on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items. Realized capital gains and losses and gain (loss) on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process. Consistent with our intent to protect results or earn additional income, including to enhance or maintain investment spread, operating income includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes. These instruments are used for economic hedges and to replicate fixed income securities, and by including them in operating income, we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g. net investment income and interest credited to contractholder funds) or replicated investments. Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends. Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business. A byproduct of excluding these items to determine operating income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods. Operating income is used by management along with the other components of net income to assess our performance. We use adjusted measures of operating income in incentive compensation. Therefore, we believe it is useful for investors to evaluate net income, operating income and their components separately and in the aggregate when reviewing and evaluating our performance. We note that investors, financial analysts and financial and business media organizations and rating agencies utilize operating income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the Company and management’s performance. Operating income should not be considered as a substitute for net income and does not reflect the overall profitability of our business.

The following table reconciles operating income and net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	Est. 2007	2006	Est. 2007	2006
Operating income	$134	$133	$417	$408

Realized capital gains and losses	(128)	(30)	(2)	(137)
Income tax benefit	45	10	—	48
Realized capital gains and losses, after-tax	(83)	(20)	(2)	(89)
DAC and DSI amortization relating to realized capital gains and losses, after-tax	11	16	(4)	40
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(8)	(9)	(23)	(28)
Gain (loss) on disposition of operations, after-tax	2	2	4	(57)

Net income	$56	$122	$392	$274

Operating income return on equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month operating income by the average of shareholder’s equity at the beginning and at the end of the 12-month period, after excluding the effect of unrealized net capital gains. Return on equity is the most directly comparable GAAP measure. We use operating income as the numerator for the same reasons we use operating income, as discussed above. We use average shareholder’s equity excluding the effect of unrealized net capital gains for the denominator as a representation of shareholder’s equity primarily attributable to the company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process. We use it to supplement our evaluation of net income and return on equity because it excludes the effect of items that tend to be highly variable from period to period. We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with net income return on equity because it eliminates the effect of items that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management:  the after-tax effects of realized and unrealized capital gains and losses, and the cumulative effect of change in accounting principle. In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine operating income return on equity from return on equity is the transparency and understanding of their significance to return on equity variability and profitability while recognizing these or similar items may recur in subsequent periods. Therefore, we believe it is useful for investors to have operating income return on equity and return on equity when evaluating our performance. We note that investors, financial analysts and financial and business media organizations and rating agencies utilize operating income return on equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the Company and management’s utilization of capital. Operating income return on equity should not be considered as a substitute for return on equity and does not reflect the overall profitability of our business.

The following table shows the reconciliation.

	For the twelve months ended September 30,
($ in millions)	Est. 2007	2006
Return on equity
Numerator:
Net income	$546	$377
Denominator:
Beginning shareholder’s equity	5,640	6,182
Ending shareholder’s equity	5,508	5,640
Average shareholder’s equity	$5,574	$5,911
Return on equity	9.8%	6.4%

	For the twelve months ended September 30,
($ in millions)	Est. 2007	2006
Operating income return on equity
Numerator:
Operating income	$548	$536

Denominator:
Beginning shareholder’s equity	5,640	6,182
Unrealized net capital gains	371	655
Adjusted beginning shareholder’s equity	5,269	5,527
Ending shareholder’s equity	5,508	5,640
Unrealized net capital gains	41	371
Adjusted ending shareholder’s equity	5,467	5,269
Average shareholder’s equity	$5,368	$5,398
Operating income return on equity	10.2%	9.9%

Operating Measure

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following operating financial measure. Our method of calculating this measure may differ from that used by other companies and therefore comparability may be limited.

Premiums and deposits is an operating measure that we use to analyze production trends for sales. It includes premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products, which we account for under GAAP as increases to liabilities rather than as revenue.

The following table illustrates where premiums and deposits are reflected in the condensed consolidated financial statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	Est. 2007	2006	Est. 2007	2006

Premiums and deposits excluding variable annuities	$2,027	$2,332	$7,094	$8,129
Variable annuity deposits (1)	—	—	—	678

Total premiums and deposits	2,027	2,332	7,094	8,807
Deposits to contractholder funds	(1,891)	(2,171)	(6,622)	(7,741)
Deposits to separate accounts	(33)	(32)	(100)	(680)
Change in unearned premiums and other adjustments	1	—	9	6
Premiums	$104	$129	$381	$392

(1) Disposed through reinsurance effective June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By	/s/ Samuel H. Pilch
	Name:	Samuel H. Pilch
	Title:	Group Vice President and Controller

Date: October 22, 2007